EXHIBIT 10.2




                             THE COCA-COLA COMPANY
                          SUPPLEMENTAL DISABILITY PLAN









                            AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 2003


















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                             THE COCA-COLA COMPANY
                          SUPPLEMENTAL DISABILITY PLAN

               As Amended and Restated Effective January 1, 2003


                                    PREFACE

The Coca-Cola Company established The Coca-Cola Company Supplemental Disability Plan (the "Plan") effective January 1, 1984. The Plan is an unfunded supplemental disability plan for eligible employees. The Plan is designed to provide certain disability benefits primarily for a select group of executives or highly compensated employees which are not otherwise payable or cannot otherwise be provided under the terms of The Coca-Cola Company Health and Welfare Benefits Plan.

This Plan is amended and restated effective January 1, 2003, incorporating any amendments effective as of that date. The benefit of any employee who becomes disabled on or after January 1, 2003 shall be determined under the terms of this amended and restated Plan. The benefit of any employee who becomes disabled prior to January 1, 2003 shall be governed by the terms of the Plan, if any, in effect at the time of the disability.


                                   ARTICLE I
                                  DEFINITIONS

The following definitions apply to the terms of this Plan.

     "Committee" shall mean the Benefits Committee appointed by the Senior Vice President, Human Resources, which shall act on behalf of the Company to administer the Plan as provided in Article IV.

     "Company" shall mean The Coca-Cola Company.

     "Employee" shall mean any person who is currently employed by an Employer. An individual shall be treated as employed by an Employer under this Plan for any period only if (i) he or she is actually classified during such period by the Employer on its payroll, personnel and benefits system as an employee, and
(ii) he or she is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department of the Employer. No other individual shall be treated as employed by an Employer under this Plan for any period, regardless of his or her status during such period as an employee under common law or under any statute.

     "Employer" shall mean the Company and any Participating Subsidiary of the Company.

     "Insurer" shall mean the insurance company that issued the LTD Policy and serves as the claims fiduciary for claims for benefits under the LTD Policy.

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     "LTD Policy" shall mean the Long Term Disability Insurance Policy issued to the Company providing Basic Long Term Disability Insurance benefits under The Coca-Cola Company Health and Welfare Benefits Plan.

     "Monthly Benefit" shall mean the gross monthly amount payable under the LTD Policy by the Insurer to the Participant (i.e., the amount payable before any reduction for other income benefits or other income earnings or for tax withholdings), which is calculated at 60% of the Participant's "Basic Monthly Earnings" (as that term is defined and determined under the LTD Policy), and which is subject to any applicable maximum limits described in the LTD Policy.

     "Participant" shall mean an Employee or former Employee of an Employer who is eligible to receive benefits provided by the Plan.

     "Participating Subsidiary" shall mean a subsidiary of the Company which the Committee has designated as such and whose Employees are covered under the LTD Policy.

     "Plan" shall mean The Coca-Cola Company Supplemental Disability Plan, as amended from time to time.


                                   ARTICLE II
                                  ELIGIBIILTY

2.1 Eligibility for Participation. Each Employee of the Employer who is eligible for benefits under the LTD Policy is eligible to participate in the Plan. Upon becoming a Participant, an Employee is deemed to have assented to the Plan and to any amendments adopted hereafter.

2.2 Date of Participation. Each Employee who is eligible to become a Participant under Section 2.1 shall become a Participant on the later of i) January 1, 2003 or ii) the date he meets the eligibility requirements.

2.3 Duration of Participation. An Employee who becomes a Participant shall continue to be a Participant until the earlier of i) his termination of active employment with the Employer ii) the date he is no longer covered under the LTD Policy, or iii) the date he is no longer entitled to benefits under the LTD Policy or this Plan.


                                  ARTICLE III
                                    BENEFITS

3.1 Disability Benefit. A Participant who becomes eligible for and receives a disability benefit under the LTD Policy shall be eligible for a supplemental disability benefit under this Plan. No benefit is payable under this Plan until and unless the Insurer determines that a benefit is payable under the LTD Policy.

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3.2 Amount of Benefit.  A Participant  who is eligible for a disability  benefit pursuant to Section 3.1 shall be entitled to a monthly supplemental disability benefit under this Plan in an amount equal to the excess, if any, of (1) over
(2), where

     (1)  equals   the   Monthly   Benefit   payable   under  the  LTD   Policy,
     notwithstanding any applicable maximum limits to the Monthly Benefit described in the LTD Policy, and

     (2) equals the Monthly Benefit payable under the LTD Policy.

Notwithstanding any other provision herein, in no event shall the monthly supplemental benefit paid under this Plan plus the Monthly Benefit payable under the LTD Policy exceed $25,000, and any supplemental benefit paid under this Plan will be reduced accordingly.

3.3 Commencement and Duration. Monthly supplemental disability benefit payments shall commence at the same time and be payable monthly thereafter for the same period of time as the Monthly Benefits are paid under the LTD Policy.


                                   ARTICLE IV
                                 ADMINISTRATION

4.1 Committee.

(a) The Committee shall be responsible for the general administration of the Plan. In the absence of the appointment of a Committee, the functions and powers of the Committee shall reside with the Company.

(b) The Committee shall establish regulations for the day to day administration of the Plan. The Committee and its designated agents shall have the exclusive right and discretion to interpret the terms and conditions of the Plan and to decide all matters arising with respect to the Plan's administration and operation (including factual issues). Any interpretations or decisions so made shall be conclusive and binding on all persons. The Committee or its designee may pay the expenses of administering the Plan or may reimburse the Company or other person performing administrative services with respect to the Plan if the Company or such other person directly pays such expenses at the request of the Committee.

4.2 Authority to Appoint Advisors and Agents. The Committee may appoint and employ such persons as it may require or deem advisable in carrying out the provisions of the Plan. To the extent permitted by law, the members of the Committee shall be fully protected by any action taken in reliance upon advice given by such persons and in reliance on tables, valuations, certificates, determinations, opinions and reports which are furnished by any accountant, counsel, claims administrator or other expert who is employed or engaged by the Committee.

4.3 Compensation and Expenses of Committee. The members of the Committee shall receive no compensation for its duties hereunder, but the Committee shall be reimbursed for all

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reasonable  and necessary  expenses  incurred in the  performance of its duties, including counsel fees and expenses. Such expenses of the Committee, including the compensation of administrators, actuaries, counsel, agents or others that the Committee may employ, shall be paid out of the general assets of the Company.

4.4 Records. The Committee shall keep or cause to be kept books and records with respect to the operations and administration of this Plan.

4.5 Indemnification of Committee. The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee serving as a member of the Committee or as its delegate against all liabilities, damages, costs and expenses, including attorneys' fees and amounts paid in settlement of any claims approved by the Company, occasioned by any act or failure to act in connection with the Plan, unless such act or omission arises out of such employee's gross negligence, willful neglect or willful misconduct.

4.6 Disputes.

(a) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Committee, setting forth his or her claim within 60 days of the date the benefit was denied. The request must be addressed to the Committee at the Company's principal place of business.

(b) Claim Decision. Upon receipt of a claim, the Committee (or its delegate, hereinafter collectively referred to as "Committee") shall deliver a reply within 90 days. The Committee may, however, extend the reply period for an additional 90 days for special circumstances. If the claim is denied, the Committee shall inform the Claimant in writing.

(c) Limitation of Actions. No suit for benefits may be brought until the Claimant has submitted and the Committee has made a final denial of the claim. Any suit for benefits must be brought within one year after the date the Committee has made a final denial of the claim. Notwithstanding any other provision herein, any suit for benefits must be brought within two years after the date the claim for benefits first arose.


                                   ARTICLE V
                                 MISCELLANEOUS

5.1 Unsecured General Creditor. Participants and their heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Employer. No assets of the Employer shall be held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets shall be, and remain, the general unpledged, unrestricted assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future, and the rights of the Participants shall be no greater

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than those of unsecured general  creditors.  It is the intention of the Employer that this Plan be unfunded. Nothing contained in this Plan, and no actions taken pursuant to the provisions of this Plan shall create or be construed to create a trust or any kind of fiduciary relationship between the Employer and any Participant or any other person.

5.2 Restriction Against Assignment. The Employer shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's benefit shall be liable for the debts, contracts, or engagements of any Participant or successors in interest, nor shall a Participant's benefit be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant or successor in interest in such manner as the Committee shall direct.

5.3 Tax Withholding. There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant all taxes which are required to be withheld by the Employer in respect to any payment under this Plan. The Employer shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

5.4 Amendment, Modification, Suspension or Termination. The Committee may amend, modify, suspend or terminate the Plan in whole or in part, at any time, except that no amendment, modification, suspension or termination may retroactively adversely affect any Participant's right to a benefit which has vested under the Plan before such date.

5.5 Governing Law. This Plan shall be construed, governed and administered in accordance with the laws of the State of Georgia, to the extent not preempted by federal law, without regard to the conflicts of law principles thereof.

5.6 Receipt or Release. Any payment to a Participant in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Employer. The Committee may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

5.7 Payments on Behalf of Persons Under Incapacity. In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Employer.

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5.8 Limitation of Rights and Employment Relationship.  Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employer except as provided in the Plan; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan.

5.9 Headings. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.


The Coca-Cola Company Supplemental Benefit Plan is hereby amended and restated, effective as of January 1, 2003.


                                        By: /s/ Coretha M. Rushing
                                        --------------------------------------
                                        Senior Vice President, Human Resources



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